UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation		000-51401	36-6001019
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street, Suite 501S			60607
Chicago,	IL		(Zip Code)
(Address of principal executive offices)
(312) 565-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On June 6, 2022, David R. Pirsein informed the Federal Home Loan Bank of Chicago (the “Bank”) that he will retire as President of First National Bank in Pinckneyville, effective June 30, 2022. The Bank's member directors are required by regulation to be an officer or director of a member of the Bank. As a member director, Mr. Pirsein will no longer be eligible to serve on the Bank's Board of Directors (“Board”) upon his retirement from First National Bank in Pinckneyville. Therefore, effective June 30, 2022, Mr. Pirsein will no longer be a member of the Bank's Board.

For more information about the rules governing the election of Federal Home Loan Bank member directors in the Federal Home Loan Bank Act and the related regulations of the Federal Housing Finance Agency, see “2021 Director Election” on page 90 in the Bank's 2021 Annual Report on Form 10-K.

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago
By: /s/ Laura M. Turnquest
Name: Laura M. Turnquest
Date: June 10, 2022	Title: Executive Vice President, General Counsel and Corporate Secretary